Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 7, 2010, relating to the consolidated financial statements of Technology Research Corporation, which appears in the Coleman Cable, Inc. Form 8-K/A filed with the Commission on August 1, 2011. We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ Kirkland, Russ, Murphy, & Tapp, P.A.

September 27, 2011

Clearwater, FL